_____________________________________________________________________________

LIABILITIES AND SHAREHOLDERS' EQUITY             September 30  December 31,  September 30
                                                        1995          1994          1994
Current liabilities
  Current portion of long term debt                  $             $             $24,000

  Trade accounts payable                             421,000       808,000     1,128,000

  Accrued compensation                                32,000       837,000       653,000

  Taxes, other than income taxes                      48,000       194,000       235,000

  Billing in excess of costs & recognized profit         ---       451,000       286,000

  Deferred income taxes                                  ---        22,000           ---

  Income taxes                                       211,000       437,000           ---

  Other accrued expenses                             330,000       743,000       440,000
                                                   ---------     ---------     ---------
      Total current liabilities                    1,042,000     3,492,000     2,766,000

Long term debt, less current portion
  Capitalized leases                                     ---           ---        42,000

  Notes payable                                    2,500,000     5,500,000     5,500,000
                                                   ---------     ---------     ---------
      Total long term debt                         2,500,000     5,500,000     5,542,000

Deferred income taxes                              5,524,000     4,383,000     4,320,000

Minority interest in subsidiary                          ---           ---       968,000

Shareholders' equity
  Common stock without par value, authorized
     4,000,000 shares, issued 1,829,408 shares     1,829,000     1,829,000     1,829,000

  Capital in excess of stated value                4,986,000     4,979,000     4,979,000

  Unrealized gains on short term investments          34,000           ---           ---

  Retained earnings                               23,690,000    20,999,000    20,285,000
                                                   ---------     ---------     ---------
                                                  30,539,000    27,807,000    27,093,000
  Less 196,331, 190,662 & 190,717
     treasury shares, at cost                      1,619,000     1,378,000     1,378,000
                                                   ---------     ---------     ---------
       Total shareholders' equity                 28,920,000    26,429,000    25,715,000

Total Liabilities and Shareholders' Equity       $37,986,000   $39,804,000   $39,311,000
                                                  ==========    ==========    ==========




See accompanying Notes to Consolidated Financial Statements.


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